UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 26, 2001



                         Accelr8 Technology Corporation
                         ------------------------------
               (Exact name of registrant as specified in charter)




        Colorado                        0-11485                   84-1072256
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(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)



            303 East Seventeenth Avenue, #108, Denver, Colorado 80203
            ---------------------------------------------------------
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (303) 863-8088


                                 Not Applicable.
                                 ---------------
         (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS.

     Set forth below is a summary of the litigation and the settlement agreements between and among the United States Securities and Exchange Commission ("SEC"), Accelr8 Technology Corporation ("Accelr8"), Thomas V. Geimer ("Geimer"), Harry J. Fleury ("Fleury"), and James Godkin ("Godkin"). This summary is qualified in its entirety by reference to the Final Judgment of Permanent Injunction as to Defendant Accelr8 Technology Corporation, Final Judgment of Permanent Injunction as to Defendant Thomas V. Geimer, Final Judgment of Permanent Injunction as to Defendant Harry J. Fleury and Final Judgment of Permanent Injunction as to Defendant James Godkin which are attached thereto as Exhibits 99.1, 99.2, 99.3,and 99.4 and incorporated herein by this reference. Readers should review the attached exhibits for complete information concerning the settlement.

     On November 16, 1999, the SEC filed suit in the United States District Court for the District of Colorado against Accelr8, Geimer, Fleury , and Godkin. On July 10, 2001, the SEC sought an injunction permanently restraining and enjoining each defendant from violating Section 10(b) of the Exchange Act, and Rule 10b-5 promulgated thereunder. The SEC also sought an injunction against Accelr8 restraining and enjoining future violations of Section 13(a) of the Exchange Act, and Rules 12b-20, 13a-1, and 13a-13 promulgated thereunder and against Fleury, Godkin and Geimer enjoining the aiding and abetting of such violations, enjoining Geimer and Godkin from future violations of Section 13(b)(2) of the Exchange Act, and Rules 13b2-1 and 13b2-2 promulgated thereunder. No civil penalty was sought against Accelr8. An unspecified civil penalty in an amount to be determined by the Court was sought against Geimer, Fleury, and Godkin. The SEC alleged that the defendants made material misrepresentations of fact regarding the capability of certain of the Company's products, and the Company's financial condition, including its revenues and earnings. The SEC also alleged that Geimer and Godkin failed to implement, or circumvented, a system of internal accounting controls, falsified books and records, and made misrepresentations to the Company's accountants.

     On July 13, 2001, the Honorable Wiley Y. Daniel of the U.S. District Court for the District of Colorado in Denver approved a settlement agreement between and among Acceler8, Geimer, Fleury, Godkin and the SEC resolving all charges by the SEC that Accelr8 and its officers overstated revenue and misrepresented the capability of a Y2K software product.

     The Court's order dismissed the fraud allegations brought pursuant to
Section 10(b) of the Exchange Act and Rule 10b-5 thereunder with prejudice, as to all parties. Accelr8, without admitting or denying the allegations of the Third Amended Complaint, consented to the entry of an injunction prohibiting future violations of Section 13(a) of the Exchange Act of 1934, as amended and Rules 13a-1, 13a-13, and 12b-20 thereunder. Fleury, Godkin, and Geimer, without admitting or denying the allegations of the Third Amended Complaint consented to the entry of injunctions enjoining aiding and abetting such future violations, and Godkin and Geimer, in addition, without admitting or denying the allegations, consented to injunctions against future violations of Section 13(b) of the Exchange Act, and of and Section 13(b)(5) of the Exchange Act, and Rules 13b2-1 and 13b2-2 promulgated thereunder. The Court's order also requires the payment of civil fines by Geimer, Fleury, and Godkin totaling $105,000.

     Accelr8 is not required to restate financial results or amend previously filed reports.

     Exhibits.
     ---------

Exhibit 99.1 Final Judgment of Permanent Injunction as to Defendant Accelr8 Technology Corporation
Exhibit 99.2 Final Judgment of Permanent Injunction as to Defendant Thomas V. Geimer
Exhibit 99.3 Final Judgment of Permanent Injunction as to Defendant Harry J. Fleury
Exhibit  99.4       Final Judgment of Permanent Injunction as to Defendant
                    James Godkin
Exhibit  99.5       Consent of Defendant Accelr8 Technology Corporation
Exhibit  99.6       Consent and Undertaking of Defendant Harry J. Fleury
Exhibit  99.7       Consent and Undertaking of Defendant Thomas V. Geimer
Exhibit  99.8       Consent and Undertaking of Defendant James Godkin
Exhibit  99.9       Press Release, dated July 13, 2001

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ACCELR8 TECHNOLOGY CORPORATION



Date:  July 26, 2001                         By: /s/ Thomas V. Geimer
                                             ------------------------
                                             Thomas V. Geimer, Chairman and
                                             Chief Executive Officer